Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2020 in the Registration Statement (Form S-1) and the related Prospectus of JFrog Ltd. dated August 24, 2020.

August 24, 2020	/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel